EXHIBIT 99.2

Press Release

FOR IMMEDIATE RELEASE

Contacts:
ITT Corporation	O.I. Corporation
Jenny Schiavone	J. Bruce Lancaster
(914) 641-2160	(979) 690-1711
jennifer.schiavone@itt.com	blancaster@oico.com

ITT to enhance its global analytical instrumentation business with acquisition of O.I. Corporation

WHITE PLAINS, N.Y., and COLLEGE STATION, Texas, September 14, 2010 — ITT Corporation (NYSE:ITT) and O.I. Corporation (NASDAQ:OICO) today announced that they have entered into a definitive agreement for ITT to acquire all outstanding shares of O.I. Corporation, “OI”, for approximately $29 million.

OI’s Board of Directors has unanimously approved the transaction, which is subject to approval from OI’s shareholders and other closing conditions, and is expected to close in late 2010.

Enhancing ITT Analytics

OI is a leading provider of innovative instrumentation for laboratory and environmental testing in the pharmaceutical, petrochemical, power and industrial markets. The company’s portfolio will enhance ITT’s Analytics business, which was formed earlier this year with ITT’s acquisition of Nova Analytics.

“We see very compelling growth characteristics in the analytical instrumentation market, and the addition of OI is right in line with our strategy to acquire attractive companies whose businesses are a nice complement to our existing portfolio,” said Gretchen McClain, ITT senior vice president and president of its Fluid and Motion Control group.

“The potential to add a company with the expertise and reach of OI not only strengthens our portfolio, but also gives us a great opportunity to leverage our European brands and channels to bring OI’s technologies to those markets,” said Chris McIntire, president of ITT Analytics.

OI was founded in 1963, and specializes in innovative total organic carbon (TOC) analyzers and gas-chromatography related instrumentation, as well as consumables and services. OI reported 2009 revenues of $20 million and projects full-year 2010 revenue of $25 million.  It is headquartered in College Station, Texas, and employs 125 people.  Its products are sold worldwide by direct sales, independent representatives, and distributors.

Positioning OI for Growth

J. Bruce Lancaster, OI chief executive officer and chief financial officer said, “We believe this transaction represents an outstanding opportunity for our shareholders, customers, and employees. As part of the ITT family, we will have access to substantially greater resources to develop, market, and distribute our innovative products.”

OI president and chief operating officer Don Segers added, “We believe joining ITT will lead to faster growth than we can achieve independently.  We look forward to continuing the OI tradition of providing innovative products and services for chemical analysis as a member of the ITT Analytics team.”

Terms of Agreement

Under the terms of the agreement, O.I. Corporation will become a subsidiary of ITT, doing business as OI Analytical.   ITT will purchase all outstanding shares of OI for $12 per OI share, which represents a 43 percent premium to the OI closing stock price on September 13, 2010, the last trading day prior to the announcement of the merger agreement. Additionally, OI is permitted to pay its shareholders a one-time special dividend of up to $0.50 per share immediately prior to the closing of the acquisition, subject to meeting certain financial conditions specified in the agreement.  OI management believes that, based on the current cash position and projected cash flows, there will be sufficient cash on hand to pay the special dividend at the rate of $0.50 per share.  Further, OI’s regular fourth-quarter dividend of $0.05 is permitted to be paid, assuming its declaration date occurs prior to the closing of the merger.  There is no assurance that any such dividend will be declared or be paid.

About ITT Analytics

ITT Analytics is a leading manufacturer of premium laboratory, field, portable, and on-line analytical instruments used in water and wastewater, environmental, medical, and food and beverage applications. The operation’s meters, sensors, analyzers and related consumables are used every day by thousands of end-users worldwide to analyze and control quality in countless industrial applications where precise measurement is required. ITT Analytics’ products are sold under the globally recognized brands WTW, SI Analytics, Royce Technologies, Aanderaa Data Instruments, Global Water Instrumentation, ebro and Bellingham & Stanley.  www.ittanalytics.com

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company reported 2009 revenue of $10.9 billion. www.itt.com

About O.I. Corporation

O.I. Corporation, dba OI Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases. Providing products used to digest, extract, and separate components of chemical mixtures, the company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical. Headquartered in College Station, Texas, the company's products are sold worldwide. www.oico.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act"). Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the failure of stockholders of O.I. Corporation to approve the proposed merger; the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the ITT and OI businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the possibility that OI does not perform as expected following the completion of the acquisition.  Further information concerning ITT, OI, and their businesses, including factors that potentially could materially affect ITT's and OI 's financial results, is contained in ITT's and OI's filings with the Securities and Exchange Commission (the "SEC"). See ITT's and O.I. Corporation’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither ITT nor OI undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving ITT and O.I. Corporation.  In connection with the proposed transaction, OI will be filing documents with the SEC, including a preliminary and definitive proxy statement. OI intends to mail the definitive proxy statement regarding the proposed merger to its stockholders. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the proxy statement regarding the proposed transaction and any other relevant documents filed by O.I. Corporation with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website www.sec.gov, by accessing OI’s website at www.OICO.com under the heading "About OI" and then under the link "Investor Relations" and from O.I. Corporation by directing a request to O.I. Corporation, 151 Graham Road, P.O. Box 9010, College Station, Texas 77842-9010, Attention: Laura Hotard.

ITT and O.I. Corporation and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about ITT's directors and executive officers in its definitive proxy statement filed with the SEC on March 29, 2010. You can find information about O.I. Corporation's directors and executive officers in its definitive proxy statement filed with the SEC on April 10, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from O.I. Corporation using the contact information above.

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